As filed with the Securities and Exchange Commission on February 3, 2017 Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

TEARLAB CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	59-343-4771
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9980 Huennekens St., Suite 100

San Diego, CA 92121

(858) 455-6006

 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Wes Brazell

Chief Financial Officer

TearLab Corp.

9980 Huennekens St., Suite 100

San Diego, CA 92121

(858) 455-6006

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Martin J. Waters Daniel Horwood Wilson Sonsini Goodrich & Rosati Professional Corporation 12235 El Camino Real, Suite 200 San Diego, CA 92130 (858) 350-2300	Wes Brazell Chief Financial Officer TearLab Corp. 9980 Huennekens St., Suite 100 San Diego, CA 92121 (858) 455-6006

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock par value $0.001 per share, underlying warrants	12,535,000	$0.61	$7,646,350	$886.21
Total	12,535,000	$0.61	$7,646,350	$886.21

(1)	The shares registered hereunder consist of 12,535,000 shares of common stock that may be acquired by the selling stockholders upon the exercise of warrants, which shares of common stock may be sold from time to time by the selling stockholders.

(2)	Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividends, or similar transactions.

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based upon a price of $0.61 per share, which is the average of high and low prices of the registrant’s common stock as reported on The NASDAQ Capital Market on January 31, 2017, which date is within five business days prior to the filing of this Registration Statement

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to such section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated February 3, 2017

PRELIMINARY PROSPECTUS

TearLab Corporation

12,535,000 Shares of Common Stock Underlying Warrants

This prospectus relates to an aggregate of 12,535,000 shares of common stock (the “Common Stock”) underlying warrants sold in connection with our public offering of certain units (comprised of shares of our common stock and warrants) in May 2016, which, following the exercise of such warrants, may be resold from time to time by the selling stockholders named in this prospectus (each a “Selling Stockholder,” collectively, the “Selling Stockholders”). The registration of the offer and sale of the securities covered by this prospectus does not necessarily mean that any of the securities will be offered or sold by the Selling Stockholders.

Except through the exercise of the warrants exercisable for the shares of Common Stock, we will receive no other proceeds from any sale or disposition of Securities registered hereunder that are sold by the Selling Stockholders, or interests therein, but we have agreed to pay certain registration expenses.

The Selling Stockholders may offer the securities, from time to time, as they may determine directly or through underwriters, broker-dealers or agents and in one or more public or private transactions, on or off the NASDAQ Capital Market (“NASDAQ”), and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the Selling Stockholders will be responsible for underwriting discounts or commissions or agents’ commissions. See “Plan of Distribution.”

Our common stock is listed on the NASDAQ Capital Market under the symbol “TEAR” and on the Toronto Stock Exchange under the symbol “TLB.” On February 2, 2017, the last reported sale price of our common stock on the NASDAQ Capital Market was $0.62 per share. On February 2, 2017, the last reported sale price of our common stock on the Toronto Stock Exchange was $0.85 CAD per share.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 6 OF THIS PROSPECTUS BEFORE INVESTING IN ANY SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is              , 2017

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About this Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf process, the Selling Stockholders may, from time to time, offer and sell up to 12,535,000 shares underlying warrants to purchase shares of our Common Stock, as described in this prospectus, in one or more offerings.

You should rely only on the information contained in this prospectus (as supplemented and amended). We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date other than its date regardless of the time of delivery of the prospectus or any sale of our common stock.

We urge you to read carefully this prospectus (as supplemented and amended) before deciding whether to purchase any of the shares of common stock being offered.

- ii -

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference into this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2015, and our other filings with the Securities and Exchange Commission listed in the section of the prospectus entitled “Incorporation of Certain Information by Reference.” Because it is only a summary, it does not contain all of the information that you should consider before investing in shares of our common stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference in this prospectus. You should read the entire prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference herein in their entirety before investing in our common stock, including the “Risk Factors” section beginning on page 6 and the information in our Annual Report on Form 10-K for the year ended December 31, 2015, and subsequent Quarterly Reports on Form 10-Q, which include our financial statements and the related notes. Unless the context requires otherwise, references in this prospectus to “TearLab,” “we,” “us” and the “company” refer to TearLab Corporation and, where appropriate, its subsidiaries, unless expressly indicated or the context otherwise requires.

TearLab Corp.

Overview

We are an in-vitro diagnostic company based in San Diego, California. We have commercialized a proprietary tear testing platform, the TearLab® Osmolarity System that enables eye care practitioners to test for highly sensitive and specific biomarkers using nanoliters of tear film at the point-of-care. Our first product measures tear film osmolarity for the diagnosis of Dry Eye Disease (“DED”).

TearLab Research, Inc.

TearLab Research, Inc. (“TearLab Research”), our wholly-owned subsidiary, develops technologies to enable eye care practitioners to test a wide range of biomarkers (chemistries, metabolites, genes and proteins) at the point-of-care. Commercializing that tear testing platform is now the focus of our business.

Our first product, the TearLab® Osmolarity System, enables the rapid measurement of tear osmolarity in the doctor’s office. Osmolarity is a quantitative and highly specific biomarker that has been shown to assist in the diagnosis and disease management of DED. Based on data from the largest studies of dry eye to date, the Women’s Health Study, and the Physicians’ Health Study, and other studies, it has been estimated that about 3.23 million women and 1.68 million men, for a total of 4.91 million Americans 50 years and older have dry eye. Tens of millions more have less severe symptoms and probably a more episodic manifestation of the disease that is notable only during contact with some adverse contributing factor(s), such as low humidity or contact lens wear. The innovation of the TearLab® Osmolarity System is its ability to precisely and rapidly measure osmolarity in nanoliter volumes of tear samples, using a highly efficient and novel tear collection system at the point of care. Historically, eye care researchers have relied on expensive instruments to perform tear biomarker analysis. In addition to their cost, these conventional systems are slow, highly variable in their measurement readings, and not categorized as waived by the United States Food and Drug Administration (the “FDA”), under regulations promulgated under the Clinical Laboratory Improvement Amendments, (“CLIA”).

The TearLab® Osmolarity System consists of the following three components: (1) the TearLab disposable, which is a single-use microfluidic microchip; (2) the TearLab Pen, which is a hand-held device that interfaces with the TearLab disposable; and (3) the TearLab Reader, which is a small desktop unit that allows for the docking of the TearLab Pen and provides a quantitative reading for the operator.

In October 2008, the TearLab® Osmolarity System received CE mark approval, clearing the way for sales in the European Union and all countries recognizing the CE mark. While our current focus is on developing our business in the United States, we do have agreements with numerous distributors for distribution of the TearLab® Osmolarity System in South America, Europe, Asia and Australia.

On May 19, 2009, we announced that we received 510(k) clearance from the FDA. We submitted a CLIA waiver application for the TearLab® Osmolarity System to the FDA on May 27, 2010. On March 4, 2011, we announced that we had received a communication from the FDA that the data we submitted was not sufficient to gain approval of our CLIA waiver application. On December 5, 2011, we announced that we had received a communication from the FDA indicating that, based on a supervisory review of the Company’s appeal, the FDA had granted our petition for a waiver under CLIA for the TearLab Osmolarity System. On January 23, 2012, we announced that after reviewing and accepting labeling submitted to it by the Company, the FDA had granted the waiver categorization under CLIA for the TearLab® Osmolarity System. The CLIA waiver reduces the regulatory paperwork and related administrative time for customers. In the United States, we sell directly to our customers and do not utilize distributors.

On December 8, 2009, we announced that Health Canada issued a Medical Device License for the TearLab® Osmolarity System. The Health Canada license allowed us to immediately begin marketing the system in Canada. On August 20, 2009, we entered into an agreement with a distributor, Science with Vision, for exclusive distribution of the TearLab Osmolarity System in Canada. We began selling products through the Canadian distributor in 2010.

On September 3, 2013, the Company and Science with Vision Inc. agreed to terminate the distribution agreement including exclusive distribution rights of TearLab products and we began selling directly in Canada.

Corporate Information

TearLab Corporation was incorporated as OccuLogix, Inc. in Delaware in 2002. Our executive offices are located at 9980 Huennekens St., Suite 100, San Diego, California 92121 and our telephone number at that address is (858) 455-6006. We maintain an Internet website at www.tearlab.com. We have not incorporated the information on our website by reference into this prospectus, and you should not consider it to be a part of this prospectus.

About This Offering

The securities offered in this prospectus relate to the potential resale of an aggregate of 12,535,000 shares underlying warrants to purchase shares of our Common Stock.

On May 9, 2016, we completed a public offering of a combination of common stock, preferred stock and warrants to purchase common stock in exchange for $15.5 million in cash (net of fees and expenses) (the “Offering”). The warrants issued in the Offering are exercisable for shares of Common Stock at an exercise price of $1.125 per full share of Common Stock. As part of the Offering, we agreed to file this registration statement to register the resale of the shares issuable upon the exercise of the warrants. See “Plan of Distribution” and “Description of Capital Stock” for additional information concerning this registration statement.

The Shares Offered in this Prospectus

Common Stock offered by the Selling Stockholders	12,535,000 shares underlying warrants to purchase shares of our Common Stock

NASDAQ Capital Market Symbol	“TEAR”

Toronto Stock Exchange Symbol	“TLB”

Use of proceeds	All of the shares underlying warrants to purchase shares of our Common Stock being offered under this prospectus are being sold by the Selling Stockholders or their pledgees, donees, transferees, distributees or other successors-in-interest. Accordingly, we will not receive any proceeds from the sale of these shares.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should also consider the risks, uncertainties and assumptions under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on March 9, 2016, and any updates described in our subsequent Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, referred to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities and the effects of competition. These forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. These statements may appear in this prospectus and the documents incorporated herein and therein by reference, particularly in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipates,” “believes,” “could,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms.

These forward-looking statements include, among other things, statements about:

●	The adequacy of our funding and our forecast of the period of time through which our financial resources will be adequate to support our operations;

●	Our future strategy, structure, and business prospects;

●	Our ability to continue as a going concern;

●	Our ability to obtain additional financing for working capital on acceptable terms and in a timely manner;

●	The planned commercialization of our current product;

●	Our ability to meet the financial covenants under our credit facilities;

●	Use of cash, cash needs and ability to raise capital;

●	The size and growth of the potential markets for our product and technology;

●	The effect of our strategy to streamline our organization and lower our costs;

●	The adequacy of current, and the development of new distributor, reseller, and supplier relationships, and our efforts to expand relationships with distributors and resellers in additional countries;

●	Our anticipated expansion of United States and international sales and operations;

●	Our ability to obtain and protect our intellectual property and proprietary rights;

●	The results of our clinical trials;

●	Our plan to continue to develop and execute our conference and podium strategy to ensure visibility and evidence-based positioning of the TearLab® Osmolarity System among eye care professionals;

●	Our ability to obtain and retain reimbursement for patient testing with the TearLab System;

●	Our ability to attract and retain a sufficient number of scientists, clinicians, sales personnel and other key personnel with extensive experience in medical technology, who are in short supply;

●	Our beliefs about our employee relations;

●	Our efforts to assist our customers in obtaining their CLIA waiver or providing them with support from certified professionals; and

●	The ability to maintain the listing of our Common Stock on the NASDAQ Capital Market.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements including those described in “Risk Factors,” elsewhere in this prospectus and the documents incorporated by reference herein. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this prospectus or the date of the documents incorporated herein by reference. You should read this prospectus and the documents incorporated herein by reference, completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

This prospectus and the documents incorporated herein by reference may also contain estimates and other information concerning our market and industry that are based on government and industry publications. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. These government and industry publications generally indicate that their information has been obtained from sources believed to be reliable.

USE OF PROCEEDS

This prospectus relates to the Common Stock that may be offered and sold from time to time by the Selling Stockholders who will receive all of the proceeds from any sale of the securities, except through the exercise of the warrants to purchase shares of our Common Stock covered by this prospectus. We will not receive any of the proceeds from any sales of the securities by the Selling Stockholders. We will pay the registration expenses, including filing fees, printing fees and fees of our counsel and other advisers; however, the Selling Stockholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions and stock transfer taxes relating to the sale of the securities.

SELLING STOCKHOLDERS

The shares of Common Stock being offered by the Selling Stockholders pursuant to this prospectus are those issuable upon exercise of warrants previously issued to the Selling Stockholders. For additional information regarding the issuances of those common shares, the preferred shares and warrants, see “Prospectus Summary—About this Offering” above as well as the information incorporated by reference herein. We are registering the shares in order to permit the Selling Stockholders to offer the shares for resale from time to time. Except for the ownership of the common shares purchased in the Offering and the related warrants, the Selling Stockholders have not had any material relationship with us within the past three years, other than our Executive Officers and members of our board of directors that participated in the financing.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of our Common Stock by each of the Selling Stockholders, and is based on 53,677,111 shares of our Common Stock outstanding on February 2, 2017. The second column lists the number of common shares beneficially owned by each Selling Stockholder, based on its ownership of the common shares and warrants as of February 2, 2017, assuming exercise of the warrants held by the Selling Stockholders on that date, without regard to any limitations on exercises. The third column lists the common shares being offered by this prospectus by the Selling Stockholders.

The warrants held by the Selling Stockholders are not exercisable until May 9, 2017. For purposes of the table below, the Shares of Common Stock and percentage ownership identified below assume that the warrants are currently exercisable and thus the shares of Common Stock underlying the warrants are deemed to be outstanding and to be beneficially owned by the Selling Stockholders holding the warrants, but are not treated as outstanding for the purpose of computing the percentage ownership of any other Selling Stockholder.

Under the terms of the warrants, a Selling Stockholder may not exercise warrants to the extent that such Selling Stockholder, together with its affiliates, would beneficially own, after such exercise more than 4.99% of the shares of common stock then outstanding (subject to the right of the Selling Stockholder to increase or decrease such beneficial ownership limitation upon notice to us, provided that such limitation cannot exceed 9.99%) and provided that any increase in the beneficial ownership limitation shall not be effective until 61 days after such notice is delivered. The number of shares in the second column does not reflect this limitation. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

	Shares Beneficially Owned Prior to the Offering			Shares Beneficially Owned After Giving Effect to the Offering
Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to the Offering	Percentage of Shares Beneficially Owned Prior to the Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus (1)	Number of Common Shares Owned After the Offering	Percentage of Shares Beneficially Owned After Giving Effect to the Offering
Calm Waters Partnership (2)	8,662,467	14.50%	2,388,383	6,274,084	10.9%
Sabby Healthcare Master Fund, Ltd. (3)	1,703,334	3.08%	1,000,000	703,334	1.3%
Sabby Volatility Warrant Master Fund, Ltd. (4)	666,717	1.23%	666,667	50	*
Special Situations Fund III QP, L.P. (5)	2,863,698	5.27%	642,066	2,221,632	4.1%
Special Situations Cayman Fund, L.P. (6)	1,024,928	1.90%	237,476	787,452	1.5%
Special Situations Private Equity Fund, L.P. (7)	2,009,083	3.70%	586,361	1,422,722	2.7%
Special Situations Life Sciences Fund, L.P. (8)	4,018,166	7.33%	1,172,722	2,845,444	5.3%
Sio Partners, LP (9)	142,085	*	142,085	-	*
Sio Partners Master Fund, LP (10)	239,530	*	239,530	-	*
Compass MAV, LLC (11)	86,278	*	86,278	-	*
Compass Offshore MAV, Ltd. (12)	65,441	*	65,441	-	*
Alice Ann Corporation (13)	172,000	*	25,000	147,000	*
Robert G. Allison (14)	180,000	*	10,000	170,000	*
Gary A. Bergren (15)	132,000	*	10,000	122,000	*
RBC Capital Markets LLC CUST Robert H. Clayburgh IRA (16)	98,500	*	12,000	86,500	*
Dorothy J. Hoel (17)	60,000	*	20,000	40,000	*
Thomas A. Ouradnik TTEE Pioneer Mailroom Equipment, Inc. Profit Sharing Plan DTD 4/28/1994 (18)	116,440	*	10,000	106,440	*
Pyramid Partners, L.P. (19)	250,000	*	50,000	200,000	*
Brio Capital Master Fund Ltd. (20)	482,158	*	166,667	315,491	*
Jacob Asset Management, LLC (21)	675,000	1.25%	225,000	450,000	*
Investor Company I.T.F. Rosalind Capital Partners L.P. (22)	500,570	*	184,678	315,892	*
Investor Company I.T.F. Rosalind Master Fund L.P. (23)	201,555	*	79,147	122,408	*
Intracoastal Capital LLC (34)	166,667	*	166,667	-	*
Joseph N. Jensen (25)	642,065	1.19%	66,666	575,399	1.1%
Charles Wesley Brazell & Robin Kay Brazell (26)	166,665	*	33,333	133,332	*
John C. Davidson (27)	200,001	*	66,667	133,334	*
Thomas N. Davidson Declaration of TR (28)	400,002	*	133,334	266,668	*
Richard L. Lindstrom, M.D. (29)	428,646	*	66,666	-	*
Anthony E. Altig (30)	270,870	*	16,667	255,430	*
Kolapore Investments Inc. (31)	1,333,333	2.42%	1,333,333	-	*
Alpha Capital Anstalt (32)	133,333	*	133,333	-	*
Warberg WF IV LP (33)	400,000	*	400,000	-	*
Michael Vasinkevich (34)	357,075	*	357,075	-	*
Noam Rubinstein (35)	326,025	*	326,025	-	*
H.C. Wainwright & Co., LLC (36)	310,500	*	310,500	-	*
All Other Selling Stockholders (30 persons) (37)	514,318	*	394,818	119,500	*

*Represents beneficial ownership of less than one percent.

(1)	Includes the maximum number of shares of Common Stock issuable upon exercise of the warrants, which are not exercisable until May 9, 2017. We do not know when or in what amounts a Selling Stockholder may offer shares for sale. The Selling Stockholders may choose not to sell any or all of the shares offered by this prospectus. Because the Selling Stockholders may offer all or some of the shares pursuant to this offering, we cannot estimate the number of the shares that will be held by the Selling Stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, all of the shares covered by this prospectus will be sold by the Selling Stockholders.

(2)	Includes (a) 2,588,318 shares owned, (b) 3,685,766 shares of Common Stock issuable upon conversion of Series A Convertible Preferred Stock held by the Selling Stockholder and convertible within 60 days of February 2, 2017, and (c) 2,388,383 shares issuable upon exercise of warrants, which are exercisable beginning May 9, 2017. Richard S. Strong is the managing partner of Calm Waters Partnership. The address of principal business office of Calm Waters Partnership and Richard S. Strong is 115 S. 84th Street, Suite 200, Milwaukee, Wisconsin 53214.

(3)	Includes (a) 703,334 shares of Common Stock issuable upon conversion of Series A Convertible Preferred Stock held by the Selling Stockholder and convertible within 60 days of February 2, 2017, and (b) 1,000,000 shares issuable upon exercise of warrants, which are exercisable beginning May 9, 2017. Sabby Management, LLC is the investment manager of Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. and shares voting and investment power with respect to these shares in this capacity. As manager of Sabby Management, LLC, Hal Mintz also shares voting and investment power on behalf of each Selling Stockholder. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities listed except to the extent of their pecuniary interest therein. The address of principal business office of each of Sabby Healthcare Master Fund, Ltd., Sabby Volatility Warrant Master Fund, Ltd., Sabby Management, LLC and Hal Mintz is 10 Mountainview Road, Suite 205, Upper Saddle River, New Jersey 07458.

(4)	Includes (a) 50 shares owned, and (b) 666,667 shares issuable upon exercise of warrants, which are exercisable beginning May 9, 2017. Sabby Management, LLC is the investment manager of Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. and shares voting and investment power with respect to these shares in this capacity. As manager of Sabby Management, LLC, Hal Mintz also shares voting and investment power on behalf of each Selling Stockholder. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities listed except to the extent of their pecuniary interest therein. The address of principal business office of each of Sabby Healthcare Master Fund, Ltd., Sabby Volatility Warrant Master Fund, Ltd., Sabby Management, LLC and Hal Mintz is 10 Mountainview Road, Suite 205, Upper Saddle River, New Jersey 07458.

(5)	Includes (a) 2,221,632 shares owned, and (b) 642,066 shares issuable upon exercise of warrants, which are exercisable beginning May 9, 2017. MGP Advisors Limited Partnership, or MGP, is the general partner of the Special Situations Fund III QP, L.P. AWM Investment Company, Inc., or AWM, is the general partner of MGP. LS Advisers, L.L.C., or LS, is the general partner of the Special Situations Life Sciences Fund, L.P., MG Advisers, L.L.C., or MG, is the general partner of the Special Situations Private Equity Fund, L.P., and SSCayman. L.L.C. or SSCAY, is the general partner of the Special Situations Cayman Fund, L.P. AWM is the investment adviser to Special Situations Fund III QP, L.P., Special Situations Life Sciences Fund, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Cayman Fund, L.P. Austin W. Marxe, David M. Greenhouse and Adam C. Stettner are the principal owners of MGP, AWM, LS, MG and SSCAY and are principally responsible for the selection, acquisition, voting and disposition of the portfolio securities by each investment adviser on behalf of its fund. Messrs. Marxe, Greenhouse and Stettner share voting and dispositive power with respect to shares held by these selling stockholders.

(6)	Includes (a) 787,452 shares owned, and (b) 237,476 shares issuable upon exercise of warrants, which are exercisable beginning May 9, 2017. MGP Advisors Limited Partnership, or MGP, is the general partner of the Special Situations Fund III QP, L.P. AWM Investment Company, Inc., or AWM, is the general partner of MGP. LS Advisers, L.L.C., or LS, is the general partner of the Special Situations Life Sciences Fund, L.P., MG Advisers, L.L.C., or MG, is the general partner of the Special Situations Private Equity Fund, L.P., and SSCayman. L.L.C. or SSCAY, is the general partner of the Special Situations Cayman Fund, L.P. AWM is the investment adviser to Special Situations Fund III QP, L.P., Special Situations Life Sciences Fund, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Cayman Fund, L.P. Austin W. Marxe, David M. Greenhouse and Adam C. Stettner are the principal owners of MGP, AWM, LS, MG and SSCAY and are principally responsible for the selection, acquisition, voting and disposition of the portfolio securities by each investment adviser on behalf of its fund. Messrs. Marxe, Greenhouse and Stettner share voting and dispositive power with respect to shares held by these selling stockholders.

(7)	Includes (a) 1,422,722 shares owned, and (b) 586,361 shares issuable upon exercise of warrants, which are exercisable beginning May 9, 2017. MGP Advisors Limited Partnership, or MGP, is the general partner of the Special Situations Fund III QP, L.P. AWM Investment Company, Inc., or AWM, is the general partner of MGP. LS Advisers, L.L.C., or LS, is the general partner of the Special Situations Life Sciences Fund, L.P., MG Advisers, L.L.C., or MG, is the general partner of the Special Situations Private Equity Fund, L.P., and SSCayman. L.L.C. or SSCAY, is the general partner of the Special Situations Cayman Fund, L.P. AWM is the investment adviser to Special Situations Fund III QP, L.P., Special Situations Life Sciences Fund, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Cayman Fund, L.P. Austin W. Marxe, David M. Greenhouse and Adam C. Stettner are the principal owners of MGP, AWM, LS, MG and SSCAY and are principally responsible for the selection, acquisition, voting and disposition of the portfolio securities by each investment adviser on behalf of its fund. Messrs. Marxe, Greenhouse and Stettner share voting and dispositive power with respect to shares held by these selling stockholders.

(8)	Includes (a) 2,845,444 shares owned, and (b) 1,172,722 shares issuable upon exercise of warrants, which are exercisable beginning May 9, 2017. MGP Advisors Limited Partnership, or MGP, is the general partner of the Special Situations Fund III QP, L.P. AWM Investment Company, Inc., or AWM, is the general partner of MGP. LS Advisers, L.L.C., or LS, is the general partner of the Special Situations Life Sciences Fund, L.P., MG Advisers, L.L.C., or MG, is the general partner of the Special Situations Private Equity Fund, L.P., and SSCayman. L.L.C. or SSCAY, is the general partner of the Special Situations Cayman Fund, L.P. AWM is the investment adviser to Special Situations Fund III QP, L.P., Special Situations Life Sciences Fund, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Cayman Fund, L.P. Austin W. Marxe, David M. Greenhouse and Adam C. Stettner are the principal owners of MGP, AWM, LS, MG and SSCAY and are principally responsible for the selection, acquisition, voting and disposition of the portfolio securities by each investment adviser on behalf of its fund. Messrs. Marxe, Greenhouse and Stettner share voting and dispositive power with respect to shares held by these selling stockholders.

(9)	Includes (a) 0 shares owned, and (b) 142,085 shares issuable upon exercise of warrants, which are exercisable beginning May 9, 2017. Sio Capital Management LLC is the general partner of Sio Partners, LP, Sio Partners Master Fund, LP, and the managing member of Compass MAV, LLC and Compass Offshore MAV, Ltd. Michael Castor, a natural person is the managing member of Sio Capital Management LLC, and as such, exercises voting and dispositive power with respect to the shares held by these selling stockholders. The principal business address of each of Sio Capiptal Management LLC, Mr. Castor, Sio Partners, LP, Sio Partners Master Fund, LP, Compass MAV, LLC and Compass Offshore MAV, Ltd. is 535 Fifth Avenue, Suite 910 New York, New York 10017.

(10)	Includes (a) 0 shares owned, and (b) 239,530 shares issuable upon exercise of warrants, which are exercisable beginning May 9, 2017. Sio Capital Management LLC is the general partner of Sio Partners, LP, Sio Partners Master Fund, LP, and the managing member of Compass MAV, LLC and Compass Offshore MAV, Ltd. Michael Castor, a natural person is the managing member of Sio Capital Management LLC, and as such, exercises voting and dispositive power with respect to the shares held by these selling stockholders. The principal business address of each of Sio Capital Management LLC, Mr. Castor, Sio Partners, LP, Sio Partners Master Fund, LP, Compass MAV, LLC and Compass Offshore MAV, Ltd. is 535 Fifth Avenue, Suite 910 New York, New York 10017.

(11)	Includes (a) 0 shares owned, and (b) 86,278 shares issuable upon exercise of warrants, which are exercisable beginning May 9, 2017. Sio Capital Management LLC is the general partner of Sio Partners, LP, Sio Partners Master Fund, LP, and the managing member of Compass MAV, LLC and Compass Offshore MAV, Ltd. Michael Castor, a natural person is the managing member of Sio Capital Management LLC, and as such, exercises voting and dispositive power with respect to the shares held by these selling stockholders. The principal business address of each of Sio Capital Management LLC, Mr. Castor, Sio Partners, LP, Sio Partners Master Fund, LP, Compass MAV, LLC and Compass Offshore MAV, Ltd. is 535 Fifth Avenue, Suite 910 New York, New York 10017.

(12)	Includes (a) 0 shares owned, and (b) 65,441 shares issuable upon exercise of warrants, which are exercisable beginning May 9, 2017. Sio Capital Management LLC is the general partner of Sio Partners, LP, Sio Partners Master Fund, LP, and the managing member of Compass MAV, LLC and Compass Offshore MAV, Ltd. Michael Castor, a natural person is the managing member of Sio Capital Management LLC, and as such, exercises voting and dispositive power with respect to the shares held by these selling stockholders. The principal business address of each of Sio Capital Management LLC, Mr. Castor, Sio Partners, LP, Sio Partners Master Fund, LP, Compass MAV, LLC and Compass Offshore MAV, Ltd. is 535 Fifth Avenue, Suite 910 New York, New York 10017.

(13)	Includes (a) 147,000 shares owned, and (b) 25,000 shares issuable upon exercise of warrants, which are exercisable beginning May 9, 2017. Richard C. Perkins of Perkins Capital Management, LLC, which is controlled by its general partner, Perkins Capital Management, Inc., is the attorney-in-fact for Alice Ann Corporation. The principal business address of Alice Ann Corporation, Perkins Capital Management, LLC, Perkins Capital Management, Inc. and Mr. Perkins is 730 East Lake Street, Wayzata, Minnesota, 55391.

(14)	Includes (a) 170,000 shares owned, and (b) 10,000 shares issuable upon exercise of warrants, which are exercisable beginning May 9, 2017.

(15)	Includes (a) 122,000 shares owned, and (b) 10,000 shares issuable upon exercise of warrants, which are exercisable beginning May 9, 2017.

(16)	Includes (a) 86,500 shares owned, and (b) 12,000 shares issuable upon exercise of warrants, which are exercisable beginning May 9, 2017. Robert H. Clayburgh shares voting and investment authority over these shares with his spouse.

(17)	Includes (a) 40,000 shares owned, and (b) 20,000 shares issuable upon exercise of warrants, which are exercisable beginning May 9, 2017.

(18)	Includes (a) 106,440 shares owned, and (b) 10,000 shares issuable upon exercise of warrants, which are exercisable beginning May 9, 2017. Thomas A. Ouradnik, as the trustee for this selling stockholder exercises voting and investment authority over these shares. Richard C. Perkins of Perkins Capital Management, LLC, which is controlled by its general partner, Perkins Capital Management, Inc., is the attorney-in-fact for the Thomas A. Ouradnik TTEE Pioneer Mailroon Equipment Profit Sharing Plan DTD 4/28/1994. The principal business address of Thomas A. Ouradnik TTEE Pioneer Mailroon Equipment Profit Sharing Plan DTD 4/28/1994, Perkins Capital Management, LLC, Perkins Capital Management, Inc. and Mr. Perkins is 730 East Lake Street, Wayzata, Minnesota, 55391.

(19)	Includes (a) 200,000 shares owned, and (b) 50,000 shares issuable upon exercise of warrants, which are exercisable beginning May 9, 2017. Richard C. Perkins of Perkins Capital Management, LLC, which is controlled by its general partner, Perkins Capital Management, Inc., is the attorney-in-fact for Pyramid Partners, L.P. The principal business address of Pyramid Partners, L.P., Perkins Capital Management, LLC, Perkins Capital Management, Inc. and Mr. Perkins is 730 East Lake Street, Wayzata, Minnesota, 55391.

(20)	Includes (a) 315,491 shares owned, and (b) 166,667 shares issuable upon exercise of warrants, which are exercisable beginning May 9, 2017. Brio Capital Management, LLC is the general partner of Brio Capital Management Master Fund Ltd. Shay Hirsch exercises voting and dispositive authority over the shares held by the selling stockholder. The principal business address for the selling stockholder is 100 Merrick Road, Suite 401W, Rockville Centre, N.Y. 11570.

(21)	Includes (a) 450,000 shares owned, and (b) 225,000 shares issuable upon exercise of warrants, which are exercisable beginning May 9, 2017. Ryan Jacob is the president of Jacob Asset Management LLC, and as such exercises voting and dispositive power over these shares. The principal business address for Mr. Jacob and Jacob Asset Management LLC is 653 Manhattan Beach Boulevard, Unit J, Manhattan Beach, CA 90266.

(22)	Includes (a) 315,892 shares owned, and (b) 184,678 shares issuable upon exercise of warrants, which are exercisable beginning May 9, 2017. Rosalind Capital Partners is controlled by Rosalind Advisors, Inc. Steven A.J. Salamon, a natural person, is the president of Rosalind Advisors. The principal business address for Rosalind Advisors, Mr. Salamon , Rosalind Capital Partners, L.P. and Rosalind Master Fund, L.P. is 77 Bloor Street W. 3rd Floor, Toronto, Ontario, M4Y2T1, Canada.

(23)	Includes (a) 122,408 shares owned, and (b) 79,147shares issuable upon exercise of warrants, which are exercisable beginning May 9, 2017. Rosalind Master Fund is controlled by Rosalind Advisors, Inc. Steven A.J. Salamon, a natural person, is the president of Rosalind Advisors. The principal business address for Rosalind Advisors, Mr. Salamon , Rosalind Capital Partners, L.P. and Rosalind Master Fund, L.P. is 77 Bloor Street W. 3rd Floor, Toronto, Ontario, M4Y2T1, Canada.

(24)	Includes (a) 0 shares owned, and (b) 166,667 shares issuable upon exercise of warrants, which are exercisable beginning May 9, 2017. Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the securities reported herein that are held by Intracoastal. Mr. Asher, who is a manager of Intracoastal, is also a control person of a broker-dealer. As a result of such common control, Intracoastal may be deemed to be an affiliate of a broker-dealer. Intracoastal acquired the ordinary shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the ordinary shares and warrants described herein, Intracoastal did not have any arrangements or understandings with any person to distribute such securities.

(25)	Includes (a) 225,400 shares owned, (b) 349,999 shares issuable within 60 days of February 2, 2017 upon exercise of options to purchase shares of Common Stock, and (c) 66,666 shares issuable upon exercise of warrants, which are exercisable beginning May 9, 2017.

(26)	Includes (a) 66,666 shares owned, (b) 66,666 shares issuable within 60 days of February 2, 2017 upon exercise of options to purchase shares of Common Stock, and (c) 33,333 shares issuable upon exercise of warrants, which are exercisable beginning May 9, 2017.

(27)	Includes (a) 133,334 shares owned, and (b) 66,667 shares issuable upon exercise of warrants, which are exercisable beginning May 9, 2017.

(28)	Includes (a) 266,668 shares owned, and (b) 133,334 shares issuable upon exercise of warrants, which are exercisable beginning May 9, 2017. Thomas N. Davidson exercises voting and investment authority over these shares.

(29)	Includes (a) 207,780 shares owned, (b) 154,200 shares issuable within 60 days of February 2, 2017 upon exercise of options to purchase shares of Common Stock, and (c) 66,666 shares issuable upon exercise of warrants, which are exercisable beginning May 9, 2017.

(30)	Includes (a) 88,334 shares owned, (b) 165,869 shares issuable within 60 days of February 2, 2017 upon exercise of options to purchase shares of Common Stock, and (c) 16,667 shares issuable upon exercise of warrants, which are exercisable beginning May 9, 2017.

(31)	Includes (a) 0 shares owned, and (b) 1,333,333 shares issuable upon exercise of warrants, which are exercisable beginning May 9, 2017. The principal business address for Kolapore Investments, Inc. is 88 Ardelt Ave. Kitchener, Ontario, Canada N2C2C9.

(32)	Includes (a) 0 shares owned, and (b) 133,333 shares issuable upon exercise of warrants, which are exercisable beginning May 9, 2017. Konrad Ackermann is a director of Alpha Capital Anstalt and as such exercises voting and dispositive control over the shares held by this Selling Stockholder. The principal business address for Alpha Capital Anstalt is Lettstrasse 32, 9490 Vaduz, Liechtenstein.

(33)	Includes (a) 0 shares owned, and (b) 400,000 shares issuable upon exercise of warrants, which are exercisable beginning May 9, 2017. Warberg Asset Management LLC is the general partner of Warberg WF IV, LP. Daniel Warsh and Jonathan Blumberg, natural persons, are principals of Warberg Asset Management LLC and as such, share voting and dispositive power over the shares held by Warberg WF IV, LP. The principal business address for each of Mr. Warsh, Mr. Blumberg, Warberg Asset Management LLC and Warberg WF IV, LP is 716 Oak Street, Winnetka, Illinois 60093.

(34)	Includes (a) 0 shares owned, and (b) 357,075 shares issuable upon exercise of warrants, which are exercisable beginning May 9, 2017.

(35)	Includes (a) 0 shares owned, and (b) 326,025 shares issuable upon exercise of warrants, which are exercisable beginning May 9, 2017.

(36)	Includes (a) 0 shares owned, and (b) 310,500 shares issuable upon exercise of warrants, which are exercisable beginning May 9, 2017. Mark Viklund is the Chief Executive Officer of H.C. Wainwright & Co. and as such, exercises voting and dispositive power with respect to the shares held by this selling stockholder. The principal business address of Mr. Viklund and H.C Wainwright & Co. is 430 Park Avenue, Fourth Floor, New York, New York 10022.

(37)	Represents 30 Selling Stockholders who, as a group, beneficially own less than 1% of our issued and outstanding Common Stock prior to the Offering. Includes (a) 119,500 shares owned, and (b) 394,818 shares issuable upon exercise of warrants, which are exercisable beginning May 9, 2017.

PLAN OF DISTRIBUTION

The Selling Stockholders may, from time to time, sell any or all of the shares of common stock beneficially owned by them and offered hereby.

The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

The Selling Stockholders may effect such transactions by selling the shares of common stock directly or to or through broker-dealers. The shares of common stock may be sold through broker-dealers by one or more of, or a combination of, the following:

●	a block trade in which the broker-dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its account;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

●	in privately negotiated transactions

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than pursuant to this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer or agent regarding the sale of the shares covered by this prospectus by such selling stockholders. If any Selling Stockholders notifies us that a material arrangement has been entered into with an underwriter, broker-dealer or other agent for the sale of shares through a block trade, special offering or secondary distribution, we may be required to file a prospectus supplement pursuant to applicable SEC rules promulgated under the Securities Act.

There can be no assurance that any Selling Stockholders will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

We are required to pay all fees and expenses incident to the registration of the shares of common stock covered by this prospectus.

Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, San Diego, California. Attorneys with Wilson Sonsini Goodrich & Rosati, Professional Corporation, and its affiliated investment funds own an aggregate of 55,537 shares of our Common Stock as of the date of this prospectus.

EXPERTS

Our consolidated financial statements (including the schedule incorporated by reference) at December 31, 2015, and for the year then ended, incorporated by reference in this Prospectus and Registration Statement have been audited by Mayer Hoffman McCann P.C., independent registered public accounting firm, and at December 31, 2014, and for each of the two years in the period ended December 31, 2014, by Ernst & Young LLP, independent registered public accounting firm, as set forth in their respective reports thereon, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act of 1933 relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement from the SEC at the address listed above. The registration statement and the documents referred to below under “Incorporation of Certain Information by Reference” are also available on our Internet website, www.tearlab.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

Incorporation of certain information by reference

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 9, 2016 and amended on March 21, 2016;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, filed with the SEC on May 9, 2016, August 4, 2016 and November 9, 2016, respectively;

●	our Current Reports on Form 8-K filed with the SEC on January 7, 2016, February 1, 2016, February 10, 2016, February 29, 2016, March 8, 2016, March 18, 2016, April 6, 2016, April 13, 2016, April 21, 2016, May 4, 2016, June 30, 2016, August 3, 2016, September 16, 2016, October 13, 2016, November 7, 2016 and November 14, 2016; and

●	the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on November 17, 2004 pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purposes of updating this description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering of the securities described in this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus forms part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement or the documents incorporated by reference herein and therein. For further information with respect to us and the securities that we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement and the documents incorporated by reference herein and therein. You should rely only on the information incorporated by reference or provided in this prospectus and registration statement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus and the documents incorporated by reference herein and therein is accurate as of any date other than the respective dates thereof.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

Requests for such documents should be directed to:

TearLab Corporation

Attn: Investor Relations

9980 Huennekens Street, Suite 100

San Diego, California 92121

(647) 872-4849

You may also access the documents incorporated by reference in this prospectus through our website at www.tearlab.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

19

PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the securities being registered. All amounts are estimates, except the SEC registration fee.

SEC registration fee	$886
Accounting fees and expenses	$5,000
Legal fees and expenses	$20,000
Printing and miscellaneous expenses	$1,000
Total	$26,886

Item 15. Indemnification of Directors and Officers.

Registrant is a Delaware corporation. Section 145(a) of the Delaware General Corporation Law, or the DGCL, provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorney fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

Further subsections of DGCL Section 145 provide that:

(1) to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith;

II-1

(2) the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

(3) the corporation shall have the power to purchase and maintain insurance of behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

As used in this Item 15, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether or not by or in the right of Registrant, and whether civil, criminal, administrative, investigative or otherwise.

Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of Registrant under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended, or the Securities Act. Registrant’s Amended and Restated Certificate of Incorporation provides, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, registrant will indemnify any and all of its executive officers and directors. The registrant has entered into indemnification agreements with its directors, executive officers and certain other officers. Registrant may, in its discretion, similarly indemnify its employees and agents. Registrant’s Amended and Restated Certificate also relieves its directors from monetary damages to Registrant or its stockholders for breach of such director’s fiduciary duty as a director to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (v) for any transactions from which the director derived an improper personal benefit.

We have entered into indemnification agreements with each of our directors, executive officers and certain other officers that provide, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf.

Registrant has purchased insurance policies which, within the limits and subject to the terms and conditions thereof, cover certain expenses and liabilities that may be incurred by directors and officers in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of registrant.

Item 16. Exhibits.

(a) Exhibits.

See the Exhibit Index immediately following the Signature Pages.

(b) No financial statement schedules are provided because the information called for is not required or is shown in the financial statements or the notes thereto.

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Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B;

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(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on February 3, 2017.

TEARLAB CORP.

By:	/s/ Joseph Jensen
Joseph Jensen
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Elias Vamvakas, Joseph Jensen and Wes Brazell and each of them acting individually, as his or her attorneys-in-fact, each with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any and all amendments including post-effective amendments to this Registration Statement and any subsequent registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/Joseph Jensen	Chief Executive Officer and Secretary	February 3, 2017
Joseph Jensen	(principal executive officer)

/s/ Wes Brazell	Chief Financial Officer	February 3, 2017
Wes Brazell	(principal financial and accounting officer)

/s/ Elias Vamvakas	Chairman of the Board	February 3, 2017
Elias Vamvakas

/s/ Anthony Altig	Director	February 3, 2017
Anthony Altig

/s/ Thomas N. Davidson, Jr.	Director	February 3, 2017
Thomas N. Davidson, Jr.

/s/ Adrienne L. Graves	Director	February 3, 2017
Adrienne L. Graves

/s/ Joseph S. Jensen	Director	February 3, 2017
Joseph S. Jensen

/s/ Richard L. Lindstrom, M.D.	Director	February 3, 2017
Richard L. Lindstrom, M.D.

/s/ Donald Rindell	Director	February 3, 2017
Donald Rindell

/s/ Paul Karpecki	Director	February 3, 2017
Paul Karpecki

/s/ Brock Wright	Director	February 3, 2017
Brock Wright

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EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference

3.1	Amended and Restated Certificate of Incorporation of the Registrant currently in effect	Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 9, 2008 (file no. 000-51030)

3.2	Amended and Restated By-Laws of the Registrant currently in effect	Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1/A No. 3, filed with the Commission on November 16, 2004 (file no. 333-118024)

3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation	Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 9, 2008 (file no. 000-51030)

3.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation	Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 19, 2010 (file no. 000-51030)

3.5	Certificate of Amendment to Amended and Restated Certificate of Incorporation	Exhibit 3.4 to the Registrant’s Post Effective Amendment No. 1 to Form S-3 filed with the Commission on July 15, 2013 (file no. 333-189372)

3.6	Certificate of Amendment to Amended and Restated Certificate of Incorporation	Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 30, 2016 (file no. 000-51030)

4.1	Form of Series A Warrant	Exhibit 4.6 to the Registrant’s Registration Statement on Form S-1/A, Amendment No. 2 filed with the Commission on April 28, 2016 (file no. 333-210326)

5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

10.1	Securities Purchase Agreement dated May 3, 2016	Exhibit 1.1 to the Registrant’s Registration Statement on Form S-1/A, Amendment No. 2 filed with the Commission on April 28, 2016 (file no. 333-210326)

23.1*	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Mayer Hoffman McCann, P.C., Independent Registered Public Accounting Firm

23.3*	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page).

* Filed herewith.

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